UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2018

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36304	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 9, 2018, RXi Pharmaceuticals Corporation (the “Company”) entered into a securities purchase agreement with certain institutional and accredited investors (the “Purchase Agreement”) relating to the offering and sale of 1,510,604 shares of Company common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price of $3.15 per share (the “Offering”). Concurrently with the Offering, and pursuant to the Purchase Agreement, the Company also commenced a private placement whereby it issued and sold warrants (the “Warrants”) exercisable for an aggregate of 1,132,953 shares of Common Stock, which represents 75% of the shares of Common Stock sold in the Offering, with a purchase price of $0.125 per underlying warrant share and with an exercise price of $3.15 per share (the “Private Placement”). Subject to certain ownership limitations, the Warrants are exercisable upon issuance. The Warrants will expire on the earlier of (i) five years after the date on which a registration statement registering the shares of Common Stock underlying the Warrants (the “Warrant Shares”) for resale becomes effective or (ii) the 5.5 year anniversary of the date of issuance. None of the Warrants, nor the Warrants Shares, have been registered with the Securities and Exchange Commission. In addition, the Company has agreed to register the Warrant Shares within 30 calendar days of April 9, 2018.

The Offering and Private Placement closed on April 11, 2018.

The 1,510,604 shares of Common Stock sold in the Offering (but not the Warrants or the Warrant Shares) were offered and sold pursuant to a prospectus, dated April 6, 2018, and a prospectus supplement dated April 9, 2018, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-224031).

The Warrants and the Warrant Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Engagement Letter

The Company also entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), dated March 16, 2018 (the “Engagement Letter”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of the shares of Common Stock and Warrants. The Company has agreed to pay Wainwright an aggregate fee equal to 7.5% of the gross proceeds received by us from the sale of the securities in the Offering and Private Placement. Pursuant to the Engagement Letter, the Company also agreed to grant to Wainwright, or its designees, warrants to purchase up to 5% of the aggregate number of shares sold in the transactions (each a “Placement Agent Warrant”). The Company also agreed to reimburse Wainwright for non-accountable expenses of $25,000, pay a management fee equal to 1% of the gross proceeds raised in the Offering and legal fees and other out-of-pocket expenses of $100,000. The Engagement Letter has indemnity and other customary provisions for transactions of this nature. The Placement Agent Warrants have substantially the same terms as the investor Warrants, except that the exercise price of the Placement Agent Warrants is $4.0546 per share and the term of the Placement Agent Warrants is five years. The Placement Agent Warrants, and the shares issuable upon exercise thereof, will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and in reliance on similar exemptions under applicable state laws.

The foregoing description of the Purchase Agreement, the Warrants, the Engagement Letter and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the Purchase Agreement, the Warrants, the Engagement Letter and the Placement Agent Warrants which are filed as exhibits to this report and are incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, the Warrant Shares, the Placement Agent Warrants and the shares issuable thereunder are incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Gibson, Dunn & Crutcher LLP

10.1	Securities Purchase Agreement, dated April 9, 2018, by and between the Company and the Purchasers listed therein.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

99.1	Engagement Letter, dated March 16, 2018, by and between the Company and H.C. Wainwright & Co., LLC

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: April 11, 2018	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. Chief Executive Officer